Exhibit 99.1

John Tietjen	Rich Tauberman
Chief Financial Officer	Investor Relations/Media Relations
Sterling Bancorp	MWW Group
john.tietjen@sterlingbancorp.com	rtauberman@mww.com
212.757.8035	201.507.9500

FOR IMMEDIATE RELEASE
STERLING BANCORP TO PRESENT AT COHEN BROS. & COMPANY
SECOND ANNUAL INVESTORS CONFERENCE
NEW YORK, March 9, 2006 – Sterling Bancorp, a financial holding company and the parent company of Sterling National Bank, announced today that President John C. Millman will address the Second Annual Cohen Bros. & Company Investors Conference taking place at the Mandarin Oriental, New York on Tuesday, March 14, 2006.
Mr. Millman’s presentation will commence at 1:55 PM Eastern Time, and will focus on Sterling’s corporate strategies and ongoing growth initiatives.
A copy of the slide presentation will be available on March 15, 2006 on the Company’s website: http://www.sterlingbancorp.com/. In addition, Sterling’s presentation will be simultaneously webcast on the Cohen Bros. & Company website and can be accessed at http://www.investorcalendar.com/CEPage.asp?ID=100561.
ABOUT STERLING BANCORP
Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $2.1 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in New York, New Jersey, Virginia and North Carolina and conducts business throughout the U.S.
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